Exhibit 10.4

FORM OF NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”), dated as of [●], 2024, is made by and between [●] (the “Restricted Party”), Red Cat Holdings, Inc., a Nevada corporation (“Red Cat”), Teal Drones, Inc., a Nevada corporation (“Teal”), and FW Acquisition, Inc. (together with Red Cat and Teal, the “Buyer”).

RECITALS

WHEREAS, concurrent with the execution of this Agreement, Buyer and Flightwave Aerospace Systems Corporation, a Delaware corporation (the “Company”) have entered into that certain Asset Purchase Agreement (the “APA”), pursuant to which Buyer will, on the terms and subject to the conditions set forth in the APA, purchase certain Assets from the Company and Restricted Party has entered into that certain Joinder Agreement under which Restricted Party agrees to the obligations as set forth therein (the “Asset Sale”).

WHEREAS, the Restricted Party has a substantial ownership interest in the Company and will receive significant consideration and derive substantial benefits from the consummation of the Asset Sale.

WHEREAS, Buyer and the Restricted Party mutually desire that the entire goodwill of the Assets be transferred to Buyer as part of the Asset Sale and acknowledge that Buyer’s failure to receive the entire goodwill contemplated by the Asset Sale would have the effect of reducing the value of the Assets to Buyer.

WHEREAS, this Agreement is necessary to protect Buyer’s legitimate interests as the acquirer of the Assets, and the Restricted Party understands and acknowledges that the execution and delivery of this Agreement by the Restricted Party is a material inducement of Buyer’s willingness to enter into the APA and is a material condition to Buyer consummating the transactions contemplated by the APA, including the Asset Sale.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.                Noncompetition; Nonsolicitation. During the Term (as defined below), the Restricted Party shall not, without the prior written consent of Buyer, directly or indirectly, for himself or herself or through or on behalf of any other Person (other than Buyer):

(a)              (i) engage or participate in (which for the avoidance of doubt will include employment with or engagement as an independent contractor for) any Competing Business in the Restricted Territory; or (ii) be or become an officer, director, member, stockholder, equityholder, owner, employee, agent, representative, contractor, consultant, advisor or manager of or to, or otherwise acquire or hold any interest in, any Person or business that engages or participates in a Competing Business in the Restricted Territory; provided, however, that nothing in this Section 1(a) shall prevent or restrict the Restricted Party from (1) owning as a passive investment less than five percent (5%) of the outstanding shares of the capital stock of a publicly-traded company that is engaged in a Competing Business in the Restricted Territory, so long as the Restricted Party is otherwise in compliance with this Section 1(a), (2) owning a passive equity interest in a private debt or equity investment fund that primarily invests in Competing Businesses so long as the Restricted Party does not have the ability to control or influence any investment decisions or exercise any managerial influence over such fund, (3) serving on civic or charitable boards or committees so long as the Restricted Party is otherwise in compliance with this Section 1(a), (4) delivering lectures or fulfilling speaking engagements, (5) providing services to an entity that has a business unit or division that is engaged in a Competing Business so long as the Restricted Party does not provide services, directly or indirectly, to such business unit or division or any affiliate of such entity that engages in, or to such entity with respect to, a Competing Business or (6) teaching at educational institutions;

(b)             encourage, induce, attempt to induce, recruit, solicit or attempt to solicit or take any other action that is intended to induce or encourage any Specified Employee to leave his or her employment with Buyer; provided, however, that nothing contained herein shall prohibit the Restricted Party from placing general advertisements or conducting any other form of general solicitation (including via search firm engagements) that may be targeted to a particular geographic or technical area but that is not specifically targeted towards Specified Employees; or

(c)              (i) directly or indirectly, influence, induce, or encourage any customer, vendor, business partner, or consultant of the Buyer (or attempt to do any of the foregoing) to reduce or materially change its business relationship with the Buyer or (ii) solicit the business of any client or customer of the Buyer (a “Covered Person”) (other than on behalf of the Buyer), it being understood that the placement of general advertisements that may be targeted to a particular geographic or technical area but which are not targeted directly towards a Covered Person, shall not be deemed to be a breach of this Section 1(c)(ii).

2.                Definitions. For purposes of this Agreement:

(a)              Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the APA.

(i)              “Competing Business” means any business, enterprise (including research and development), operation or activity with respect to designing, developing, manufacturing, and selling Group 1 Unmanned Aerial Vehicles (each such service or product, a “Competing Service”), or to or through other Persons which provide any such Competing Service. For the avoidance of doubt, “Competing Business” shall explicitly exclude: (i) Manned Aircraft: any aircraft, whether for commercial or military application, which is piloted by a person and / or carries passengers, (ii) Orbital Spacecraft: any vehicle operating in a space environment, and (iii) Launch Vehicles: any vehicle designed or intended to deliver spacecraft from the Earth’s surface whether launched from the ground, ships, or from aircraft, into a space environment, whether ballistic or orbital.

(b)             “Group 1 Unmanned Aerial Vehicles” means an unmanned aerial vehicle operating with maximum mass of 20 pounds, below 1,200 feet altitude AGL, and at a cruising speed of less than 100 knots.

(c)              “Restricted Territory” means each and every state, province, city or other political subdivision throughout the United States of America, its territories and possessions.

(d)             “Specified Employee” means any individual who is (i) an employee of (including any independent contractor or consultant and their Affiliates) Buyer or Company (other than Company employees who do not begin providing services to Buyer as part of the Asset Sale) prior to the Closing Date or (ii) an employee of (including any independent contractor or consultant and their Affiliates) Buyer with whom the Restricted Party worked directly at any time during the Term.

(e)              “Term” means the period commencing on the Closing Date and ending on the second (2nd) anniversary of the Closing Date.

4.                Representations and Warranties. The Restricted Party represents and warrants that: (a) the Restricted Party has full power and authority to execute and deliver, and to perform all of the Restricted Party’s obligations under, this Agreement and (b) neither the execution and delivery nor the performance of this Agreement will result directly or indirectly in a violation or breach of any agreement or obligation by which the Restricted Party is or may be bound, the violation of which would materially impair the Restricted Party’s ability to perform the Restricted Party’s obligations under this Agreement.

5.                Severability of Provisions. The covenants and obligations of the Restricted Party set forth in this Agreement shall be construed as (a) a series of separate covenants, one for each province, state, city or other political subdivision of the Restricted Territory and (b) independent of any other agreement or arrangement between the Restricted Party, on the one hand, and Buyer, on the other, including any policy or procedure of Buyer or its Subsidiaries that is applicable to the Restricted Party during the Restricted Party’s service to Buyer. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

6.                Injunctive Relief; Availability of Other Remedies; Obligations Absolute.

(a)              The Restricted Party acknowledges that (i) the provisions of Section 1 are reasonable and necessary to protect the legitimate interests of Buyer and (ii) any violation of Section 1 will result in irreparable injury to Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to Buyer for such a violation. Accordingly, the Restricted Party agrees that if the Restricted Party violates the provisions of Section 1, in addition to any other remedy which may be available at law or in equity, Buyer shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.

(b)             The rights and remedies of Buyer under this Agreement are not exclusive of or limited by any other rights or remedies that it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Buyer under this Agreement, and the obligations and liabilities of the Restricted Party under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations.

(c)              The Restricted Party’s obligations under this Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of Buyer or any other Person) of any provisions of the APA or any other agreement, or by virtue of any failure to perform or other breach of any obligation of Buyer or any other Person. Nothing in this Agreement shall limit any of the rights or remedies of Buyer under the APA or any other agreement, and nothing in the APA shall limit any of the Restricted Party’s obligations, or any of the rights or remedies of Buyer, under this Agreement.

7.                Further Assurances. The Restricted Party shall execute and/or cause to be delivered to Buyer such instruments and other documents, and shall take such other actions, as Buyer may reasonably request at any time for the purpose of carrying out or evidencing any of the provisions of this Agreement.

8.                Entire Agreement; Amendments and Waivers. This Agreement and the APA constitute the complete, final and exclusive statement of the agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, supplement, modification, rescission or waiver of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver unless otherwise expressly provided. The parties expressly acknowledge that they have not relied upon any prior agreements, understandings, negotiations and discussions, whether oral or written.

9.                No Assignment; Binding Effect. The Restricted Party shall not assign any of the Restricted Party’s rights under this Agreement, in whole or in part, to any Person, without first obtaining the prior written consent of Buyer. Buyer may assign any of its rights under this Agreement, in whole or in part, to any Subsidiary of Buyer without consent of the Restricted Party. The provisions of this Agreement shall be binding upon and shall inure to the benefit of Buyer and its successors and assigns.

10.             Attorneys’ Fees. In the event that either party engages the other party in litigation concerning this Agreement, the prevailing party (as determined in a final non-appealable order of a court of competent jurisdiction) shall be entitled to payment by the non-prevailing party of reasonable expenses, including reasonable attorneys’ fees, that are incurred in connection therewith.

11.             Choice of Law; Venue.

(a)              This Agreement shall be governed by and construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute hereunder), without giving effect to principles of conflicts of laws that would require the application of the laws of any other jurisdiction.

(b)             The parties hereto agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any state or federal court located in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding in any such court or that any such proceeding brought in any such court has been brought in an inconvenient forum. Process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 15 shall be deemed effective service of process on such party.

13.             Construction. Whenever required by the context, (a) the singular number shall include the plural, and vice versa, (b) the masculine gender shall include the feminine and neuter genders and (c) the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement shall be used or referred to in connection with the construction or interpretation of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated in this Agreement, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement. The headings contained in this Agreement are for convenience of reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

14.             Termination. This Agreement shall terminate and be of no further force or effect upon the termination of the APA in accordance with its terms.

15.             Notices. All notices, requests and other communications required or permitted under, or otherwise made in connection with, this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when transmitted by electronic mail (in which case effectiveness shall be the earlier of (i) upon confirmation of receipt (excluding out-of-office or other similar automated replies) or (ii) in the event that confirmation of receipt is not delivered, if such electronic mail is sent prior to 5:00 p.m. Pacific Time on a Business Day, on such Business Day, and if such electronic mail is sent on or after 5:00 p.m. Pacific time on a Business Day or sent not on a Business Day, the next Business Day), (c) upon receipt after dispatch by registered or certified mail, postage prepaid, or (d) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery), in each case, addressed as follows:

if to Buyer, to:

Red Cat Holdings, Inc.

15 Ave. Muñoz Rivera Ste 5

San Juan, Puerto Rico 00901

Attn: Jeffrey Thompson, Chief Executive Officer

with a copy (which will not constitute notice) to:

Harvey Kesner, Esq.

305 Broadway, Suite #700

New York, NY 10007

Harvey@hkesnerlaw.com

if to the Restricted Party, to:

[name]

[address]

[address]

Attention: [●]

Email: [●]

16.             Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in “.pdf” format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the date first written above.

BUYER

RED CAT HOLDINGS, INC.

By: ___________________________

Name:

Title:

TEAL DRONES, INC.

By: ___________________________

Name:

Title:

FW ACQUISITION, INC.

By: ___________________________

Name:

Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the date first written above.

RESTRICTED PARTY ___________________________ Name: